 Exhibit 99.77(Q)(1)

Form N-SAR, Item 77

for Voya Money Market Portfolio

(the “Registrant”)

ITEM 77Q-1 – Exhibits

(a)(1)	Certificate of Amendment of Amended and Restated Declaration of Trust effective May 1, 2014 pursuant to the Amended and Restated Declaration of Trust dated May 1, 2002 for change of name from ING Money Market Portfolio to Voya Money Market Portfolio – Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2014 and incorporated herein by reference.